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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-60782 of Microsoft Corporation on Form S-3 of our report dated July 18, 2000, incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
June 1, 2001